(c)   Exhibits

                          Independent Auditors' Consent

The Board of Directors
Matsushita Battery Industrial Corporation of America:

We consent to the incorporation by reference in the registration statements (No. 33-31978, No. 33-71390, No. 33-86672, No. 333-17979, No. 333-38891, No.
333-59177, No. 333-42054, No. 333-56736, No. 333-69264, No. 333-69266, No.
333-101835, and No. 333-106051) on Form S-8 of C&D Technologies, Inc. and registration statement (No. 333-38893) on Form S-3 of C&D Technologies, Inc. of our report dated November 22, 2003 with respect to the balance sheet of MSE Storage Battery Production Line of Matsushita Battery Industrial Corporation of America as of March 31, 2003, and the related statements of operations and production line deficit and cash flows for the year ended March 31, 2003 which report appears in the Form 8-K/A of C&D Technologies, Inc. dated December 9, 2003.

                                                        /s/ KPMG LLP
                                                        KPMG LLP

Atlanta, Georgia
December 8, 2003